UNITED STATES

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SCHEDULE 14A

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Proginet Corporation

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Subject Company: Proginet Corporation

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Holly Burkhart	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hburkhar@tibco.com	mlangdon@tibco.com

TIBCO ANNOUNCES AGREEMENT TO ACQUIRE PROGINET CORPORATION

PALO ALTO, Calif., June 22, 2010 – TIBCO Software Inc. (Nasdaq: TIBX) today announced that it has entered into a definitive agreement to acquire Proginet Corporation (OTCBB: PRGF), a provider of managed file transfer solutions, in a transaction valued at approximately $1.15 per share in which Proginet stockholders will receive cash. Proginet technologies are expected to complement TIBCO’s core integration offerings.

The transaction is expected to close during TIBCO’s fiscal third quarter. Until the deal closes, each company will continue to operate independently.

More information is available at: www.tibco.com

About TIBCO

TIBCO’s technology digitized Wall Street in the ’80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ’90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

TIBCO and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. or its subsidiaries in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Legal Notice Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially. These statements include, but are not limited to, the expected closing in TIBCO’s fiscal third quarter, the successful consummation of the proposed transaction and TIBCO’s ability to successfully integrate Proginet’s business after the acquisition. In addition, the acquisition may not occur or may not occur in the time currently contemplated if the conditions to the merger are not met. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2010. TIBCO assumes no obligation to update the forward-looking statements included in this release.

Securities Law Disclosure

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Proginet has agreed to file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Proginet and the proposed transaction. The final proxy statement will be mailed to Proginet’s stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by Proginet with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Proginet by contacting Proginet’s Corporate Secretary at (516) 535-3600 or by going to the investor relations website portion of the Proginet website at http://www.proginet.com/about-us/investor-relations/. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Proginet in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Proginet with the SEC.